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                                                                    Exhibit 23.1


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 6, 1998 (except for Note 12, as to which the date is May 28, 1998), in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-48103) and related Prospectus of Global Imaging Systems, Inc. for the registration of 8,050,000 shares of its common stock.



/s/ Ernst & Young LLP


Tampa, FL
June 8, 1998